EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the use in this Amendment No. 4 to Registration Statement of Zhongpin Inc. on Form S-1 of our report dated March 16, 2006 appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to the firm under the caption "Experts" in such Prospectus.







/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Kaysville, Utah
December 22, 2006